Filed Pursuant to Rule 424(b)(5)
Registration No. 333-170622

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 23, 2010)

2,400,000 Shares of Voting Common Stock

We are offering 2,400,000 shares of our voting common stock. Concurrent with this offering, we are offering directly to certain investors an aggregate of 1,153,846 shares of our voting common stock, referred to herein as the Direct Offering. The price per share offered in the Direct Offering will be the same as the public offering price per share in this offering. Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC.” On June 20, 2013, the last reported sale price of our voting common stock on the NASDAQ Global Market was $13.40 per share.

For a discussion of certain risks that you should consider in connection with an investment in our voting common stock, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and all subsequent filings under Section  13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, as well as the additional risk factors contained in this prospectus supplement beginning on page S-7 and the accompanying prospectus.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency.

Neither the Securities and Exchange Commission, referred to herein as the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds to First PacTrust (before expenses)(1)
Per share of voting common stock	$13.00	$0.715	$12.285
Total	$31,200,000	$1,716,000	$29,484,000

(1)	Assumes no exercise of the underwriters’ overallotment option, described below, and excludes the expected proceeds of the Direct Offering.

The underwriters have the option to purchase up to 360,000 additional shares of our voting common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover overallotments, if any.

The underwriters expect to deliver the shares of voting common stock on or about June 26, 2013 only in book-entry form through the facilities of The Depository Trust Company.

Sole Book-Running Manager

RAYMOND JAMES

Lead Managers

D.A. DAVIDSON & CO.	SANDLER O’NEILL + PARTNERS, L.P.

Co-Managers

WUNDERLICH SECURITIES	FIG PARTNERS, LLC

The date of this prospectus supplement is June 21, 2013

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement and under the heading “Incorporation by Reference” in this prospectus supplement.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any written communication from First PacTrust or the underwriters specifying the final terms of this offering. Neither we nor the underwriters have authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters are offering to sell shares of our voting common stock, and seeking offers to buy shares of our voting common stock only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any shares of our voting common stock and they may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or any sales of shares of our voting common stock.

In this prospectus supplement and the accompanying prospectus, references to “First PacTrust,” “we,” “our” and “us” mean First PacTrust Bancorp, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in them include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “potential,” or “project” and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for our pending acquisition of The Private Bank of California, or PBOC, or our agreement for our pending sale of certain branches to AmericanWest Bank, or AWB, each described in this prospectus supplement and in the documents incorporated by reference herein;

•	the outcome of any legal proceedings that may be instituted against First PacTrust or PBOC;

•	the inability to complete the pending PBOC transaction or our pending sale of certain branches to AWB due to the failure to satisfy the conditions to completion;

•

risks that our pending acquisition of PBOC, our pending sale of certain branches to AWB or our recently completed acquisitions of Beach Business Bank and Gateway Bancorp may disrupt current plans and operations, the potential difficulties in customer and employee retention as a result of the transactions and the amount of the costs, fees, expenses and charges related to the transactions;

•	continuation or worsening of turmoil in the financial markets;

•

the credit risks of lending activities, which may be affected by further deterioration in the real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies and losses and nonperforming assets in our loan and lease portfolio, may result in our allowance for loan and lease losses not being adequate to cover actual losses and may require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas;

•

continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•

results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

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•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and saving habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•

other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus or the documents incorporated by reference herein.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC.

We have filed a Registration Statement on Form S-3 (File No. 333-170622) with the SEC regarding the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35522) (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus supplement until the completion of this offering. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 28, 2013, as amended on Form 10-K/A filed on April 30, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed on May 10, 2013; and

•

our Current Reports on Form 8-K filed with the SEC on November 2, 2012; January 3, 2013; February 19, 2013; March 4, 2013; March 5, 2013; April 2, 2013; April 11, 2013; April 25, 2013 (two filings); May 6, 2013; May 15, 2013; June 3, 2013; June 4, 2013 (two filings); June 5, 2013; June 6, 2013; and June 12, 2013.

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Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at Investor Relations, First PacTrust Bancorp, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, telephone number (949) 236-5300.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information. The agreements may contain representations and warranties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, before making a decision to invest in shares of our voting common stock.

First PacTrust

We are a bank holding company incorporated in the state of Maryland, primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned subsidiaries, Pacific Trust Bank, a federally chartered savings bank, referred to herein as PacTrust, and Beach Business Bank, a California state-chartered bank, referred to herein as Beach. We are headquartered in Irvine, California and currently have 20 banking offices in Los Angeles, Orange, San Diego and Riverside counties, eight of which we have agreed to sell, as described under “—Recent Developments—Pending Sale of Branches,” and 38 loan production offices in California, Arizona, Oregon, Montana and Washington. PacTrust is a 71-year-old, community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. PacTrust’s principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences and a variety of consumer loans. PacTrust also originates loans secured by multi-family and commercial real estate and, to a lesser extent, commercial business loans. Beach is a community bank engaged in the general commercial banking business. Beach offers deposit and loan products to individuals and small- to mid-sized businesses. Beach’s business plan emphasizes providing specialized financial services to individuals and businesses in its service area. In addition, Beach specializes in providing U.S. Small Business Administration, or SBA, loans, as a member of the SBA’s Preferred Lender Program.

We had total consolidated assets of $2.1 billion at March 31, 2013, an increase of $368.4 million compared to $1.7 billion at December 31, 2012 and an increase of $968.0 million compared to $1.1 billion at March 31, 2012. Total consolidated loans and leases receivable of $1.6 billion at March 31, 2013 increased $377.2 million compared to $1.2 billion at December 31, 2012 and increased $783.0 million compared to $828.3 million at March 31, 2012. The increases in total assets and loans and leases receivable were due mainly to organic loan growth, loans acquired in the Beach and Gateway Bancorp, or Gateway, acquisitions and purchases of seasoned residential mortgage loans. Total consolidated deposits of $1.7 billion at March 31, 2013 represented an increase of $392.5 million compared to $1.3 billion at December 31, 2012 and an increase of $845.0 million compared to $853.8 million at March 31, 2012.

Total consolidated shareholders’ equity decreased $0.5 million, or 0.3%, to $188.3 million at March 31, 2013 compared to $188.8 million at December 31, 2012 and increased $4.3 million compared to $184.0 million at March 31, 2012. Net income for the three month period ended March 31, 2013 was $929 thousand, reflecting a $552 thousand or 146.4% increase over net income of $377 thousand in the same period of the prior year. Pacific Trust Bank total equity was $174.7 million at March 31, 2013, or 10.6% of its total assets on that date. As of March 31, 2013, Pacific Trust Bank regulatory capital ratios were as follows: core capital 10.5%; Tier 1 risk-based capital 18.0%; and total risk-based capital 19.3%. Beach Business Bank total equity was $53.1 million at March 31, 2013, or 13.1% of its total assets on that date. As of March 31, 2013, Beach Business Bank’s regulatory capital ratios were as follows: core capital 13.4%; Tier 1 risk-based capital 15.4%; and total risk-based capital 16.1%.

Our goal is to be the premier community bank holding company in Southern California, serving the needs of growing families, high net worth individuals, professionals and small- to mid-sized businesses and their owners. Toward this end, we have adopted a business plan aimed at completing our transformation from a traditional thrift to a full-service community bank through a combination of organic growth and acquisitions.

Our principal executive offices are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612. Our telephone number is (949) 236-5300. Our internet address is www.firstpactrustbancorp.com. Information contained on or accessible from our website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Beach Business Bank Acquisition

On July 1, 2012, we completed our acquisition of Beach for aggregate cash consideration of approximately $39.1 million plus one-year warrants to purchase up to an aggregate of 1.4 million shares of our common stock at an exercise price of $14.00 per share. As of July 1, 2012, Beach had total assets of $312.0 million, total loans of $229.7 million and total deposits of $271.3 million. Upon the completion of the acquisition, Beach became a wholly owned subsidiary of First PacTrust.

Gateway Bancorp Acquisition

On August 17, 2012, we completed our acquisition of Gateway, the holding company for Gateway Business Bank, for an aggregate purchase price of $15.4 million in cash. In connection with the acquisition, Gateway Business Bank was merged into PacTrust. As of August 17, 2012, Gateway Business Bank had total assets of $178.0 million, total loans of $131.3 million and total deposits of $143.0 million. The acquisition included Mission Hills Mortgage Bankers, the mortgage banking division of Gateway Business Bank. From 2006 through the acquisition date, Mission Hills Mortgage Bankers originated approximately $6 billion of mostly prime mortgage loans, a majority of which have been sold servicing-released through correspondent relationships with financial institutions including through Government Sponsored Enterprises. Prior to merging with PacTrust, Gateway Business Bank independently operated two full service branches in Laguna Hills and Lakewood, California and Mission Hills Mortgage Bankers operated 22 retail mortgage production offices throughout California, Oregon, Washington and Arizona. Mission Hills Mortgage Bankers now operates as a division of PacTrust.

Pending Acquisition of The Private Bank of California

On August 21, 2012, First PacTrust and Beach entered into a definitive agreement to acquire all of the outstanding stock of The Private Bank of California, or PBOC, a California-chartered bank. Pursuant to the agreement, if the PBOC merger is completed, PBOC will merge with and into Beach (or at the option of First PacTrust, PacTrust). At March 31, 2013, PBOC had total assets of $674.3 million, total loans, net of allowance for loan losses, of $369.4 million and total deposits of

$580.7 million. PBOC provides a range of financial services, including credit and deposit products, as well as cash management services, from its headquarters located in the Century City area of Los Angeles, California, its full-service branch in Hollywood and its loan production office in downtown Los Angeles. PBOC’s target clients include high net worth and high income individuals, business professionals and their professional service firms, business owners, entertainment service businesses and non-profit organizations.

If the PBOC merger is completed, each holder of PBOC common stock outstanding immediately prior to the completion of the merger will receive his, her or its proportional share of (1) 2,083,333 shares of First PacTrust common stock and (2) $24,887,513 in cash, in each case subject to certain adjustments. If the total value of the merger consideration, calculated for this purpose using $12.00 as the value of one share of First PacTrust common stock, would otherwise exceed an amount equal to 1.30 times PBOC’s tangible common equity as of the last business day of the month immediately prior to the closing of the merger (after subtracting from tangible common equity certain unaccrued one-time PBOC merger-related costs and expenses) then the cash portion of the merger consideration will be adjusted downward until the total value of the merger consideration is equal to such amount. We plan to finance the cash portion of the merger consideration with cash on hand.

In addition, if the PBOC merger is completed, each share of preferred stock issued by PBOC as part of the Small Business Lending Fund, or SBLF, program of the United States Department of Treasury (10,000 shares in the aggregate with a liquidation preference of $1,000 per share) will be converted automatically into one substantially identical share of First PacTrust preferred stock, to be designated Senior Non-Cumulative Perpetual Preferred Stock, Series B, referred to herein as the Series B Preferred Stock. The terms of the Series B Preferred Stock to be issued by First PacTrust in exchange for the PBOC preferred stock are substantially identical to, and will rank equally with, the Senior Non-Cumulative Perpetual Preferred Stock, Series A, referred to herein as the Series A Preferred Stock, previously issued by First PacTrust (and currently outstanding) as part of its own participation in the SBLF program (32,000 shares in the aggregate with a liquidation preference of $1,000 per share). Upon its issuance, the Series B Preferred Stock will also rank equally with our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C (liquidation preference of $1,000 per share), referred to herein as the Series C Preferred Stock. We issued the Series C Preferred Stock in connection with the underwritten public offering that we completed on June 12, 2013 of 1.4 million depositary shares, each representing a 1/40th interest in a share of the Series C Preferred Stock. As of June 19, 2013, 35,000 shares of the Series C Preferred Stock are outstanding, which will increase to 40,250 shares if the underwriters of that offering exercise their overallotment option in full.

Completion of the PBOC transaction is subject to certain conditions, including approval by PBOC shareholders (a meeting for which occurred on June 20, 2013). Our merger application for Beach and PBOC was approved by the California Department of Financial Institutions on March 21, 2013 and by the FDIC on March 27, 2013. We expect to complete the transaction on or before July 5, 2013, although we cannot assure you that the transaction will close by such date or at all. The acquisition will be accounted for under the acquisition method of accounting.

Pending Sale of Branches

On May 31, 2013, PacTrust entered into a definitive agreement with AmericanWest Bank, or AWB, a Washington state chartered bank, pursuant to which PacTrust agreed to sell eight branches and related assets and deposit liabilities to AWB (referred to herein as the Branch Sale). The branches that are being sold are located in Riverside, Temecula, Chula Vista, El Cajon, San Diego and Lakewood, California. At the close of the transaction, AWB will assume certain of the liabilities and obligations of the branches, and PacTrust will sell and transfer to AWB certain real property for three of the branch locations that are owned by PacTrust, as well as leasehold interests for the other five of the branch locations, together with furniture, fixtures and equipment. At the close of the transaction, PacTrust will receive the following overall purchase price: (1) a deposit premium generally calculated as 2.3% of the average daily deposit balance of the assumed deposit accounts, subject to certain exclusions and exceptions as described in the agreement, (2) $5.8 million for the purchase of the three owned branches and (3) $0.5 million for furniture, fixtures and equipment. The agreement targets an October 4, 2013 closing date, subject to obtaining regulatory approval and satisfaction of other conditions to closing.

Risk Factors

Investing in shares of our voting common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 28, 2013, as amended on Form 10-K/A, filed with the SEC on April 30, 2013, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 10, 2013, as well as all other information included in this prospectus, including the documents incorporated by reference in this prospectus.

THE OFFERING

The following summary contains basic information about our voting common stock. This description is not complete and does not contain all of the information that you should consider before investing in shares of our voting common stock. For a more complete understanding of our voting common stock, you should read “Description of Capital Stock” in this prospectus supplement as well as “Description of Common Stock and Preferred Stock—Common Stock” in the accompanying prospectus. To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. In this section, the “Company,” “we,” “our,” or “us” refer only to First PacTrust Bancorp, Inc. and not to any of its subsidiaries.

Issuer	First PacTrust Bancorp, Inc.

Voting common stock offered in this offering	2,400,000 shares (or 2,760,000 shares if the underwriters exercise in full their overallotment option to purchase additional shares).

Voting common stock offered in the Direct Offering	1,153,846 shares.

Voting common stock to be outstanding after this offering and the Direct Offering	14,986,122 shares (or 15,346,122 shares if the underwriters of this offering exercise in full their overallotment option to purchase additional shares).[1]

Net proceeds	The net proceeds, after underwriting discounts and commissions and estimated expenses, to us from the sale of the voting common stock offered in this offering will be approximately $29.2 million (or approximately $33.6 million if the underwriters exercise in full their overallotment option). The net proceeds, after placement agent fees and estimated expenses, to us from the sale of the voting common stock offered in the Direct Offering will be approximately $14.2 million.

1 The number of shares of voting common stock to be outstanding after this offering and the Direct Offering is based on 11,432,276 shares of our voting common stock outstanding and 574,258 shares of our non-voting common stock outstanding as of June 18, 2013, but does not include:

•	575,799 shares of voting common stock issuable upon exercise of outstanding stock options;
•

1,635,000 shares of voting common stock reserved for potential issuance under warrants issued in connection with a common stock offering we completed in November 2010. The warrants are currently exercisable for shares of our non-voting common stock, but will be exercisable for voting common stock in lieu of non-voting common stock following the transfer of the warrants in a widely dispersed offering or in other limited circumstances;

Use of proceeds	We intend to retain the majority of the net proceeds from this offering and the Direct Offering at First PacTrust for possible acquisitions, support of organic growth, investments in, or extensions of credit to, our subsidiaries, investments in securities and for general corporate purposes.

NASDAQ Global Market symbol	BANC

Risk factors	Investing in our voting common stock involves risks. Before investing, you should consider carefully the matters set forth under “Risk Factors,” beginning on page S-7, for a discussion of the risks related to an investment in our voting common stock.

•	1,401,959 shares of voting common stock reserved for potential issuance under warrants issued in connection with our acquisition of Beach;
•

in accordance with the terms of existing stock appreciation rights issued under the terms of our Chief Executive Officer’s employment agreement, additional stock appreciation rights in respect of approximately 99,675 shares of our common stock with an exercise price equal to the price per share offered in this offering and the Direct Offering will be issued upon consummation of this offering and the Direct Offering (or approximately 113,643 shares if the underwriters of this offering exercise in full their overallotment option); or

•

shares of voting common stock reserved for potential issuance under the Common Stock Share Exchange Agreement, dated May 29, 2013, referred to herein as the Exchange Agreement, between First PacTrust and TCW Shared Opportunity Fund V, L.P., referred to herein as SHOP V Fund. Pursuant to the Exchange Agreement, SHOP V Fund may from time to time exchange its shares of First PacTrust’s Class B Non-Voting Common Stock, referred to herein as non-voting common stock, for shares of voting common stock issued by First PacTrust on a share-for-share basis, provided that immediately following any such exchange, SHOP V Fund’s percentage ownership of voting common stock does not exceed 9.99%. Based on 14,986,122 shares of voting common stock to be outstanding following this offering and the Direct Offering, SHOP V Fund would have the ability to exchange up to 423,918 shares of non-voting common stock (up to 459,882 shares if the underwriters of this offering exercise in full their overallotment option to purchase additional shares) for the same number of shares of voting common stock and stay within its 9.99% voting common stock ownership limitation. Based on the representations made by SHOP V Fund in the Exchange Agreement as to the number of shares of non-voting common stock held by it as of the date of the Exchange Agreement (1,044,579 shares) and the exchange by SHOP V Fund on June 3, 2013 of 550,000 shares of non-voting common stock for the same number of shares of voting common stock, First PacTrust believes that SHOP V Fund held approximately 494,579 shares of non-voting common stock as of June 18, 2013. SHOP V Fund also holds a warrant to purchase 240,000 shares of non-voting common stock that was issued to it in connection with the common stock offering we completed in November 2010, referred to in the second bullet point of this footnote. Any shares of non-voting common stock acquired by SHOP V Fund upon the exercise of that warrant may be exchanged by it for shares of voting common stock pursuant to the Exchange Agreement, subject to the 9.99% voting common stock ownership limitation of the Exchange Agreement. In addition, any shares of non-voting common stock acquired by SHOP V Fund in the future through our dividend reinvestment plan may be exchanged by it for shares of voting common stock pursuant to the Exchange Agreement, subject to the 9.99% voting common stock ownership limitation of the Exchange Agreement.

RISK FACTORS

An investment in shares of our voting common stock involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 28, 2013, as amended on Form 10-K/A, filed on April 30, 2013, and in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 10, 2013, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our voting common stock. The risks described below are not the only risks applicable to us. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Relating to Our Business and Operating Environment

Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We intend to pursue an organic and acquisition growth strategy for our business. We regularly evaluate potential acquisitions and expansion opportunities. If appropriate opportunities present themselves, we expect to engage in selected acquisitions of financial institutions, branch acquisitions and other business growth initiatives or undertakings. There can be no assurance that we will successfully identify appropriate opportunities, that we will be able to negotiate or finance such activities or that such activities, if undertaken, will be successful.

There are risks associated with our growth strategy. To the extent that we grow through acquisitions, we cannot ensure that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or other assets, as well as other expansion activities, involves various risks including the risks of incorrectly assessing the credit quality of acquired assets, encountering greater than expected costs of integrating acquired banks or branches into PacTrust, and/or Beach, the risk of loss of customers and/or employees of the acquired institution or branch, executing cost savings measures, not achieving revenue enhancements and otherwise not realizing the transaction’s anticipated benefits. Our ability to address these matters successfully cannot be assured. In addition, our strategic efforts may divert resources or management’s attention from ongoing business operations, may require investment in integration and in development and enhancement of additional operational and reporting processes and controls and may subject us to additional regulatory scrutiny.

Our growth initiatives may also require us to recruit experienced personnel to assist in such initiatives. Accordingly, the failure to identify and retain such personnel would place significant limitations on our ability to successfully execute our growth strategy. In addition, to the extent we expand our lending beyond our current market areas, we could incur additional risks related to those new market areas. We may not be able to expand our market presence in our existing market areas or successfully enter new markets.

If we do not successfully execute our acquisition growth plan, it could adversely affect our business, financial condition, results of operations, reputation and growth prospects. In addition, if we were to conclude that the value of an acquired business had decreased and that the related goodwill had been impaired, that conclusion would result in an impairment of goodwill charge to us, which would adversely affect our results of operations. While we believe we will have the executive management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth.

Additionally, we may pursue divestitures of non-strategic branches or other assets. Such divestitures involve various risks, including the risks of not being able to timely or fully replace liquidity previously provided by deposits which may be transferred as part of a divestiture, which could adversely affect our financial condition and results of operations.

Our allowance for loan and lease losses may prove to be insufficient to absorb probable incurred losses in our loan and lease portfolio.

Lending money is a substantial part of our business. Every loan and lease carries a certain risk that it will not be repaid in accordance with its terms or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things:

•	cash flow of the borrower and/or the project being financed;

•	in the case of a collateralized loan or lease, the changes and uncertainties as to the future value of the collateral;

•	the credit history of a particular borrower;

•	changes in economic and industry conditions; and

•	the duration of the loan or lease.

We maintain an allowance for loan and lease losses which we believe is appropriate to provide for probable incurred losses in our loan and lease portfolio. The amount of this allowance is determined by our management through a periodic review and consideration of several factors, including, but not limited to:

•	an ongoing review of the quality, size and diversity of the loan and lease portfolio;

•	evaluation of non-performing loans and leases;

•	historical default and loss experience;

•	historical recovery experience;

•	existing economic conditions;

•	risk characteristics of the various classifications of loans and leases; and

•	the amount and quality of collateral, including guarantees, securing the loans and leases.

If our loan and lease losses exceed our allowance for probable incurred loan and lease losses, our business, financial condition and profitability may suffer.

The determination of the appropriate level of the allowance for loan and lease losses inherently involves a high degree of subjectivity and requires us to make various assumptions and judgments about the collectability of our loan and lease portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans and leases. In determining the amount of the allowance for loan and lease losses, we review our loans and leases and the loss and delinquency experience, and evaluate economic conditions and make significant estimates of current credit risks and future trends, all of which may undergo material changes. If our estimates are incorrect, the allowance for loan and lease losses may not be sufficient to cover losses inherent in our loan and lease portfolio, resulting in the need for additions to our allowance through an increase in the provision for loan and lease losses. Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans and leases, identification of additional problem loans and leases and other factors, both within and outside of our control, may require an increase in the allowance for loan and lease losses. Our allowance for loan and lease losses was 1.53% of loans and leases held for investment attributable to the allowance and 94.9% of nonperforming loans at March 31, 2013. In addition, bank regulatory agencies periodically review our allowance for loan and lease losses and may require an increase in the provision for loan and lease losses or the recognition of further charge-offs, based on judgments different than that of management. If charge-offs in future periods exceed the allowance for loan and lease losses, we will need additional provisions to increase the allowance for loan and lease losses. Any increases in the provision for loan and lease losses will result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

Our business may be adversely affected by credit risk associated with residential property and declining property values.

At March 31, 2013, $1.0 billion, or 63.3% of our total gross loan and lease portfolio, was secured by single-family mortgage loans and home equity lines of credit. This type of lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values as a result of the downturn in the California housing markets has reduced the value of the real estate collateral securing these types of loans and increased the risk that we would incur losses if borrowers default on their loans. Residential loans with high combined loan-to-value ratios generally will be more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, the borrowers may be unable to repay their loans in full from the sale proceeds. As a result, these loans may experience higher rates of delinquencies, defaults and losses, which will in turn adversely affect our financial condition and results of operations.

Our underwriting practices may not protect us against losses in our loan portfolio.

We seek to mitigate the risks inherent in our loan portfolio by adhering to specific underwriting practices, including: analyzing a borrower’s credit history, financial statements, tax returns and cash flow projections; valuing collateral based on reports of independent appraisers; and verifying liquid assets. Although we believe that our underwriting criteria are, and historically have been, appropriate for the various kinds of loans we make, we have incurred losses on loans that have met these criteria, and may continue to experience higher than expected losses depending on economic factors and consumer behavior. In addition, our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage and underwrite our customers become less predictive of future behaviors. Finally, we may have higher credit risk, or experience higher credit losses, to the extent our loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral. Our residential loan portfolio is largely jumbo loans that exceed the loan size limit of Fannie Mae and Freddie Mac and therefore have a more limited secondary market demand than that of conforming loans. At March 31, 2013, 71% of our commercial real estate loans and 78% of our residential mortgages were secured by collateral in Southern California. Deterioration in real estate values and underlying economic conditions in Southern California could result in significantly higher credit losses to our portfolio.

Our income property loans, consisting of commercial and multi-family real estate loans, involve higher principal amounts than other loans and repayment of these loans may be dependent on factors outside our control or the control of our borrowers.

We originate commercial and multi-family real estate loans for individuals and businesses for various purposes, which are secured by commercial properties. These loans typically involve higher principal amounts than other types of loans, and repayment is dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses and debt service, which may be adversely affected by changes in the economy or local market conditions. For example, if the cash flow from the borrower’s project is reduced as a result of leases not being obtained or renewed, the borrower’s ability to repay the loan may be impaired. Commercial and multi-family real estate loans also expose us to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be sold as easily as residential real estate. In addition, many of our commercial and multi-family real estate loans are not fully amortizing and contain large balloon payments upon maturity. Such balloon payments may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment.

If we foreclose on a commercial or multi-family real estate loan, our holding period for the collateral typically is longer than for residential mortgage loans because there are fewer potential purchasers of the collateral. Additionally, commercial and multi-family real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make any errors in judgment in the collectability of our commercial and multi-family real estate loans, any resulting charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. As of March 31, 2013, our commercial and multi-family real estate loans totaled $457.7 million, or 28.2% of our total gross loan portfolio.

Our portfolio of Green Loans subjects us to greater risks of loss.

We have a portfolio of Green Account home equity loans, referred to herein as Green Loans, which generally have a 15-year draw period with interest-only payment requirements and a balloon payment requirement at the end of the draw period. The Green Loans include an associated “clearing account” that allows all types of deposit and withdrawal transactions to be performed by the borrower during the term. We ceased originating new Green Loans in 2011; however, existing Green Loan borrowers are entitled to continue to draw on their Green Loans, and at March 31, 2013, the balance of Green Loans in our portfolio totaled $193.3 million.

In 2011, we implemented an information reporting system which allowed us to capture more detailed information than was previously possible, including transaction level data concerning our Green Loans. Although such transaction level data would have enabled us to more closely monitor trends in the credit quality of our Green Loans, we do not possess the enhanced transaction level data relating to the Green Loans for periods prior to the implementation of those enhanced systems. Although we do not believe that the absence of such historical data itself represents a material impediment to our current mechanisms for monitoring the credit quality of the Green Loans, until we compile sufficient transaction level data going forward we are limited in our ability to use historical information to monitor trends in the portfolio that might assist us in anticipating credit problems. Green Loans expose us to greater credit risk than other residential mortgage loans because they are non-amortizing and contain large balloon payments upon maturity. Although the Green Loans require the borrower to make monthly interest payments, we are also subject to an increased risk of loss because payments due under the loans can be made by means of additional advances drawn by the borrower, up to the amount of the credit limit, thereby increasing our overall loss exposure due to negative amortization. The balloon payment due on maturity may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment. Our ability to take remedial actions in response to these additional risks of loss is limited by the terms and conditions of the Green Loans, and our alternatives consist primarily of the ability to curtail additional borrowing when we determine that either the collateral value of the underlying real property or the credit worthiness of the borrower no longer supports the level of credit originally extended. Additionally, many of our Green Loans have larger balances than traditional residential mortgage loans, and accordingly, if the loans go into default either during the draw period or at maturity, any resulting charge-offs may be larger on a per loan basis than those incurred with traditional residential mortgage loans.

Repayment of our commercial and industrial loans is often dependent on the cash flows of the borrower, which may be unpredictable, and the collateral securing these loans may not be sufficient to repay the loan in the event of default.

We make our commercial and industrial loans primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Collateral securing commercial and industrial loans may depreciate over time, be difficult to appraise and fluctuate in value. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect the amounts due from its customers. Accordingly, we make our commercial and industrial loans primarily based on the historical and expected cash flow of the borrower and secondarily on underlying collateral provided by the borrower. As of March 31, 2013, our commercial and industrial loans totaled $79.4 million, or 4.9% of our total gross loan portfolio.

Any breach of representations and warranties made by us to our residential mortgage loan purchasers or credit default on our loan sales may require us to repurchase residential mortgage loans we have sold.

We sell a majority of the residential mortgage loans we originate in the secondary market pursuant to agreements that generally require us to repurchase loans in the event of a breach of a representation or warranty made by us to the loan purchaser. Any fraud or misrepresentation during the mortgage loan origination process, whether by us, the borrower, mortgage broker or another party to the transaction, or, in some cases, any early payment default on such mortgage loans, may require us to repurchase such loans.

We believe that, as a result of the increased defaults and foreclosures during the past several years resulting in increased demands for repurchases and indemnifications in the secondary market, many purchasers of residential mortgage loans are particularly aware of the conditions under which originators must indemnify or repurchase loans and would benefit from enforcing any repurchase remedies they may have. We believe that our exposure to repurchases under our representations and warranties includes the current unpaid balance of all loans we have sold, including loans originated and sold by Gateway prior to our acquisition. Gateway previously originated loans that had more flexible underwriting guidelines than our current guidelines, and we believe, a higher risk of loss. From 2004 through the time of our acquisition of Gateway in 2012, Gateway sold an aggregate of approximately $8.0 billion of residential loans. To recognize the potential loan repurchase or indemnification losses from those loans, we have recorded a reserve of $3.498 million as of March 31, 2013. During 2012, we sold an aggregate of $543.4 million of residential loans. A deterioration in the economy, an increase in interest rates or a decrease in home values could increase customer defaults on residential loans we sold, increase demands for repurchases and indemnification and increase our losses from loan repurchases and indemnifications. If we are required to indemnify or repurchase loans that we originate and sell that result in losses that exceed our reserve, this could adversely affect our business, financial condition and results of operations. In addition, any claims asserted against us in the future by one of our loan purchasers may result in liabilities or legal expenses that could have a material adverse effect on our results of operations and financial condition.

Other-than-temporary impairment charges in our investment securities portfolio could result in losses and adversely affect our continuing operations.

As of March 31, 2013, our investment securities portfolio consisted of 73 securities, 31 of which were in an unrealized loss position. The majority of unrealized losses are related to private label residential mortgage-backed securities, as discussed below.

Our private label residential mortgage-backed securities that are in an unrealized loss position had a fair value of $12.3 million with unrealized losses of $91 thousand at March 31, 2013. Our agency residential mortgage-backed securities that are in an unrealized loss position had a fair value of $15.6 million with unrealized losses of $126 thousand at March 31, 2013. We monitor our securities portfolio to insure it has adequate credit support, and we believe as of March 31, 2013 there is no other than temporary impairment, or OTTI. We do not have the intent to sell these securities, and it is not likely that we will be required to sell the securities before their anticipated recovery. Of the $99.7 million securities portfolio, $92.9 million were rated AAA, AA or A, $5.9 million were rated BBB and $882 thousand were rated BB based on the most recent credit rating as of March 31, 2013. We consider the lowest credit rating for identification of potential OTTI. We sold the non-investment grade investment of $882 thousand during the month of April 2013, at a nominal gain, to maintain compliance with our investment policy.

We closely monitor our investment securities for changes in credit risk. The valuation of our investment securities also is influenced by external market and other factors, including implementation of SEC and Financial Accounting Standards Board guidance on fair value accounting. Accordingly, if market conditions deteriorate further and we determine our holdings of other investment securities are OTTI, our future earnings, shareholders’ equity, regulatory capital and continuing operations could be materially and adversely affected.

We currently hold a significant amount of bank-owned life insurance.

At March 31, 2013, we held $18.7 million of bank-owned life insurance, or BOLI, on certain key and former employees and executives, with a cash surrender value of $18.7 million. The eventual repayment of the cash surrender value is subject to the ability of the various insurance companies to pay death benefits or to return the cash surrender value to us if needed for liquidity purposes. We continually monitor the financial strength of the various companies with whom we carry these policies. However, any one of these companies could experience a decline in financial strength, which could impair its ability to pay benefits or return our cash surrender value. If we need to liquidate these policies for liquidity purposes, we would be subject to taxation on the increase in cash surrender value and penalties for early termination, both of which would adversely impact earnings.

If our investment in the Federal Home Loan Bank of San Francisco becomes impaired, our earnings and shareholders’ equity could decrease.

At March 31, 2013, we owned $8.4 million in Federal Home Loan Bank, or FHLB, stock. We are required to own this stock to be a member of and to obtain advances from our FHLB. This stock is not marketable and can only be redeemed by our FHLB. Our FHLB’s financial condition is linked, in part, to the 11 other members of the FHLB system and to accounting rules and asset quality risks that could materially lower their capital, which would cause our FHLB stock to be deemed impaired, resulting in a decrease in our earnings and assets.

We have a significant deferred tax asset that may or may not be fully realized.

We account for income taxes by recognizing deferred tax assets and liabilities based upon temporary differences between the financial reporting and tax basis of our assets and liabilities. A valuation allowance is established when necessary to reduce deferred tax assets when it is more-likely-than-not that a portion or all of the net deferred tax assets will not be realized. In assessing the realization of deferred tax assets, we evaluate both positive and negative evidence, including the existence of any cumulative losses in the current year and the prior two years, the amount of taxes paid in available carry-back years, the forecasts of future income, applicable tax planning strategies and assessments of current and future economic and business conditions. This analysis is updated quarterly and adjusted as necessary. As of March 31, 2013, we had a net deferred tax asset of $7.6 million, net of a $7.8 million valuation allowance. The net deferred tax asset as of March 31, 2013 is supported by tax planning strategies.

Our ability to utilize our deferred tax asset to offset future taxable income may be significantly limited if we experiences an “ownership change” under the Internal Revenue Code.

As of March 31, 2013, we had recognized a net deferred tax asset of approximately $7.6 million, which is included in our tangible common equity. Our ability to utilize our deferred tax asset to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. In general, an ownership change will occur if there is a cumulative change in the ownership by “5-percent or more shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. If this were to occur, we would be subject to an annual limitation on our pre-ownership change deferred tax asset equal to the value of the corporation immediately before the ownership change, provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year.

Risks Relating to This Offering and Our Voting Common Stock

The market price of our voting common stock may decline after the offering.

The price per share at which we sell our voting common stock in this offering may be more or less than the market price of the voting common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the voting common stock purchased in this offering. If the actual purchase price is less than the market price for the shares of the voting common stock, some purchasers in this offering may be inclined to immediately sell shares of the voting common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our voting common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our voting common stock in this offering will be able to sell shares after the offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of shares of voting common stock.

Our trading volume may not provide adequate liquidity for investors.

Our voting common stock is listed on the NASDSAQ Global Market. However, the average daily trading volume in our voting common stock is less than that of larger financial services companies. A public trading market having the desired depth, liquidity and orderliness depends on the presence of a sufficient number of willing buyers and sellers for our voting common stock at any given time. This presence is impacted by general economic and market conditions and investors’ views of us. Because our trading volume is limited relative to larger financial services companies, any significant sales of our shares could cause a decline in the market value of our voting common stock.

The price of our voting common stock may fluctuate significantly, and this may make it difficult for you to resell our voting common stock when you want or at prices you find attractive.

We cannot predict how our voting common stock will trade in the future. The market value of our voting common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described in this “Risk Factors” section, elsewhere in this prospectus and in the documents incorporated herein by reference:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of our current shareholders, including sales of stock by existing shareholders and our directors and executive officers;

•	fluctuations in the stock prices and operating results of our competitors;

•	regulatory developments; and

•	other developments related to the financial services industry.

The market value of our voting common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our voting common stock and (ii) sales of substantial amounts of our voting common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad fluctuations may adversely affect the market value of our voting common stock.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our voting common stock.

In many situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued shares of our common stock or shares of our authorized but unissued preferred stock. Our board of directors also has the power to amend our charter, without shareholder approval, to increase the number of shares of stock we are authorized to issue. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital. Any such issuance would dilute the percentage of ownership interest of existing shareholders and may dilute the per share book value of our common stock. In addition, option and warrant holders may exercise their options and warrants at times when we would otherwise be able to obtain additional equity capital on more favorable terms. In the case of issuances of our preferred stock, any issuances would likely result in your interest being subject to the prior rights of holders of that preferred stock. The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering or the perception that such sales could occur.

We will retain broad discretion in using the net proceeds from this offering, and may use the proceeds in ways in which you may not agree.

We intend to retain the majority of the net proceeds from this offering at First PacTrust for possible acquisitions, support of organic growth, investments in, or extensions of credit to, our subsidiaries, investments in securities and for general corporate purposes. The net proceeds may be applied in ways with which you may not agree. Moreover, our management may use the proceeds for corporate purposes that may not increase our market value or make us more profitable. In addition, it may take us some time to effectively deploy the proceeds from the offering. Until the proceeds are effectively deployed, our return on equity and earnings per share may be negatively impacted. Management’s failure to use the net proceeds of the offering effectively could have an adverse effect on our business, financial condition and results of operations.

Regulatory restrictions may limit or prevent us from paying dividends on our voting common stock.

First PacTrust derives substantially all of its revenue in the form of dividends from PacTrust and Beach. Accordingly, First PacTrust is and will be dependent upon dividends from PacTrust and Beach to pay the principal of and interest on its indebtedness, to satisfy its other cash needs and to pay dividends on its capital stock. PacTrust’s and Beach’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. If PacTrust or Beach is unable to pay dividends, First PacTrust may not be able to service its debt, pay its other obligations or pay dividends on common stock, which could have a material adverse impact on our financial condition or the value of your investment in our securities.

Our voting common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our voting common stock represent equity interests in us and do not constitute indebtedness. Accordingly, the shares of our voting common stock will rank junior to all of our existing and future indebtedness and to other non-equity claims against us with respect to assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our voting common stock are subject to the prior dividend and liquidation rights of the holders of our outstanding preferred stock. We currently have 32,000 shares Series A Preferred Stock and 35,000 shares of Series C Preferred Stock (potentially increasing to 40,250 shares of Series C Preferred Stock if the underwriters of our recently completed public offering of depositary shares in the Series C Preferred Stock exercise their overallotment option in full) outstanding, each with a liquidation preference of $1,000 per share. In addition, if the PBOC merger is completed, each share of preferred stock issued by PBOC as part of the SBLF program of the United States

Department of Treasury (10,000 shares in the aggregate with a liquidation preference of $1,000 per share) will be converted automatically into one substantially identical share of First PacTrust preferred stock, to be designated the Series B Preferred Stock. We may also issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock generally without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of a holder of our voting common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, holders of our voting common stock will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

Anti-takeover provisions could negatively impact our shareholders.

Provisions in our charter and bylaws, the corporate laws of the State of Maryland and federal regulations could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the market price of any class of our equity securities, including our voting common stock. These provisions include a prohibition on voting shares of common stock beneficially owned in excess of 10% of total shares outstanding, supermajority voting requirements for certain business combinations with any person who beneficially owns 10% or more of our outstanding common stock; the election of directors to staggered terms of three years; advance notice requirements for nominations for election to our board of directors and for proposing matters that shareholders may act on at shareholder meetings, a requirement that only directors may fill a vacancy in our board of directors and a supermajority voting requirements to remove any of our directors. Our charter also authorizes our board of directors to issue preferred stock, and preferred stock could be issued as a defensive measure in response to a takeover proposal. In addition, pursuant to banking regulations, as a general matter, no person or company, acting individually or in concert with others, may acquire 10% or more of our voting common stock without prior approval from the Board of Governors of the Federal Reserve System.

These provisions may discourage potential takeover attempts, discourage bids for our voting common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our voting common stock. These provisions could also discourage proxy contests and make it more difficult for holders of our voting common stock to elect directors other than the candidates nominated by our board of directors. In addition, because of the voting limitation in our charter referred to above, the voting rights any person or group acquiring beneficial ownership of more than 10% of the outstanding shares of our voting common stock will not be commensurate with their economic interest in the Company.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $29.2 million (or approximately $33.6 million if the underwriters exercise in full their option to purchase additional shares of our voting common stock), based on the public offering price of $13.00 per share, after deducting underwriting discounts and commissions and estimated expenses. We estimate that the net proceeds of the Direct Offering will be approximately $14.2 million, after deducting placement agent fees and estimated expenses. We intend to retain the majority of the net proceeds from this offering and the Direct Offering at First PacTrust for possible acquisitions, support of organic growth, investments in, or extensions of credit to, our subsidiaries, investments in securities and for general corporate purposes.

PRICE RANGE OF VOTING COMMON STOCK AND DIVIDENDS

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC.” The following table sets forth, for the periods indicated, the high and low closing sales prices per share of our voting common stock as reported on the NASDAQ Global Market, as well as the cash dividends declared per share of our common stock, for each of those periods.

	High	Low	Dividend Declared
Year Ending December 31, 2013
Second quarter (through June 19, 2013)	13.98	11.00	0.12
First quarter	$12.43	$10.08	$0.12

Year Ended December 31, 2012
Fourth quarter	12.64	10.51	0.12
Third quarter	13.11	10.25	0.12
Second quarter	12.81	10.28	0.12
First quarter	$13.34	$10.59	$0.12

Year Ended December 31, 2011
Fourth quarter	13.47	10.00	0.12
Third quarter	15.73	10.16	0.12
Second quarter	16.73	13.55	0.12
First quarter	$16.68	$13.14	$0.12

On June 20, 2013, the last reported sale price of our voting common stock was $13.40 per share. As of June 4, 2013, we had approximately 366 holders of record of our voting common stock. This total does not reflect the number of persons or entities who hold stock in “street” name through various banks, brokerage firms and other nominees. As of June 18, 2013, there were 11,432,276 shares of our voting common stock issued and outstanding and 574,258 shares of our non-voting common stock issued and outstanding. Holders of our non-voting common stock rank equally with the holders of our voting common stock with respect to dividends and with respect to all other matters, except that holders of the non-voting common stock do not have voting rights except as required by law. See “Description of Capital Stock” in this prospectus supplement and “Description of Common Stock and Preferred Stock—Common Stock” in the accompanying prospectus.

The timing and amount of cash dividends paid on our common stock depends on our earnings, capital requirements, financial condition, regulatory requirements and other relevant factors and is subject to the discretion of our board of directors.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our pending acquisition of PBOC and our pending Branch Sale. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, the pro forma impact of our pending Branch Sale and the historical financial information of PBOC as of March 31, 2013, and assumes that our pending acquisition of PBOC and our pending Branch Sale were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the three-month period ended March 31, 2013 and for the twelve-month period ended December 31, 2012 gives effect to our completed acquisitions of Beach and Gateway, which closed on July 1, 2012 and August 17, 2012, respectively, and our pending acquisition of PBOC and our pending Branch Sale, as if all such transactions had been completed on January 1, 2012.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

The value of our shares of common stock issued in connection with the PBOC acquisition will be based on the closing price of our common stock on the date the merger is completed. For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock was assumed to be $12.00 per share. The actual value of our common stock at the completion of the merger could be different.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities for the pending Branch Sale and represents our pro forma estimates based upon information available as of March 31, 2013 and December 31, 2012. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of PBOC at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the PBOC acquisition is completed and after completion of thorough analyses to determine the fair value of PBOC’s tangible and identifiable intangible assets and liabilities as of the date the PBOC acquisition is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to PBOC’s shareholders’ equity, including results of operations from March 31, 2013 through the date the PBOC acquisition is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of Beach and Gateway at their respective fair values as of the transaction closing dates of July 1, 2012 and August 17, 2012, respectively, and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of Beach’s and Gateway’s tangible and identifiable intangible assets and liabilities as of the respective transaction closing dates.

We anticipate that the completed acquisitions of Beach and Gateway, and the pending acquisition of PBOC and the pending Branch Sale, will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the applicable historical consolidated financial statements and the related notes of First PacTrust, Beach, Gateway and PBOC. Historical consolidated financial statements of First PacTrust, Beach, Gateway and PBOC have been filed with the SEC and incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

The unaudited pro forma combined shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of operations of First PacTrust for any period. Actual results may be materially different than the pro forma information presented.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

as of March 31, 2013

(In thousands of dollars except per share data)

					PBOC Merger			Pro Forma Combined BANC & PBOC
	BANC Historical	Pro Forma Branch Sale Adjustments		Pro Forma BANC	PBOC Historical	Pro Forma Merger Adjustments
Assets:
Cash and due from banks	$8,420	$—		$8,420	$24,171	$(26,923)	(16)	$5,668
Interest-bearing deposits, fed funds sold & time deposits	118,411	—		118,411	3,586	—		121,997
Securities available for sale	99,658	—		99,658	267,312	—		366,970
Federal Home Loan Bank stock, at cost	8,844	—		8,844		—		8,844
Loans held for sale	114,582	—		114,582		—		114,582
Loans	1,627,272	—		1,627,272	376,280	(11,288)	(17)	1,992,264
Less: Allowance for loan losses	16,015	—		16,015	6,857	(6,857)	(18)	16,015

Net Loans	1,725,839	—		1,725,839	369,423	(4,431)		2,090,831
Servicing rights, net	3,077	—		3,077	—	—		3,077
Real estate owned, net	1,764	—		1,764	—	—		1,764
Premises and equipment, net	17,695	(3,205)	(13)	14,490	1,226	—		15,716
Bank owned life insurance investment	18,742	—		18,742	—	—		18,742
Deferred income tax	7,572	—		7,572	1,778	(1,352)	(19)	7,998
Goodwill	7,048	—		7,048	—	7,818	(20)	14,866
Other identifiable intangibles	5,107	—		5,107	—	8,564	(21)	13,671
Accrued interest receivable and other assets	28,878	—		28,878	6,825	—		35,703

Total assets	$2,051,055	$(3,205)		$2,047,850	$674,321	$(16,324)		$2,705,847

Liabilities and Stockholders’ Equity:
Noninterest-bearing	$142,735	$(28,214)	(14)	$114,521	$244,849	$—		$359,370
Interest-bearing	200,902	(58,353)	(14)	142,549	25,153	—		167,702
Money market accounts	348,169	(49,586)	(14)	298,583	216,244	—		514,827
Savings accounts	380,249	(172,704)	(14)	207,545	3,122	—		210,667
Certificates of deposits	626,743	(168,186)	(14)	458,557	91,362	914	(22)	550,833

Total deposits	$1,698,798	$(477,043)		$1,221,755	$580,730	$914		$1,803,399
Advances from Federal Home Loan Bank	50,000	473,838	(15)	523,838	39,949	—		563,787
Notes Payable, net	82,031			82,031	—	—		82,031
Reserve for loss reimbursements on sold loans	3,498			3,498	—	—		3,498
Accrued expenses and other liabilities	28,430			28,430	1,404	—		29,834

Total liabilities	$1,862,757	$(3,205)		$1,859,552	$622,083	$914		$2,482,549
Stockholders’ equity	188,298			188,298	52,238	(17,238)	(23)	223,298

Total liabilities and stockholders’ equity	$2,051,055	$(3,205)		$2,047,850	$674,321	$(16,324)		$2,705,847

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three-month period ended March 31, 2013

(In thousands of dollars except share and per share data)

					PBOC Merger
	BANC Historical	Pro Forma Branch Sale Adjustments		Pro Forma BANC	PBOC Merger Historical	Pro Forma Merger Adjustments		Pro Forma Combined BANC & PBOC
Interest income
Loans, including fees	$18,537	$—		$18,537	$3,671	$564	(5)	$22,772
Securities and other	631	—		631	1,160	—	(5)	1,791

Total interest income	19,168	—		19,168	4,831	564		24,563
Interest expense:
Deposits	1,999	(765)	(1)	1,234	355	(76)	(5)	1,513
Borrowings	1,810	461	(2)	2,271	29	—		2,300

Total interest expense	3,809	(304)		3,505	384	(76)		3,813

Net interest income before provision for loan and lease losses	15,359	304		15,663	4,447	641		20,751
Provision for loan and lease losses	2,168	—		2,168	320	—	(6)	2,488

Net interest income after provision for loan and lease losses	13,191	304		13,495	4,127	641		18,263
Non-interest income:
Customer service charges, fee and other	546	(135)	(3)	411	71	—		482
Loan servicing, net	188	—		188	—	—		188
Mortgage Banking Revenues	16,370	—		16,370	—	—		16,370
Net gain on sale of securities available for sale	308	—		308	671			979
Other	516	—		516	77	—		593

Total non-interest income	17,928	(135)		17,793	819	—	(7)	18,612
Non-interest expense:
Salaries and benefits	19,080	(728)	(4)	18,352	2,812	—		21,164
Occupancy and equipment expense	3,193	(237)	(4)	2,956	450	—	(8)	3,406
OREO expense	142	—		142	—	—		142
Amortization of core deposit and other intangibles	367	—		367	—	510	(9)	877
Other	6,776	(579)	(4)	6,197	1,035	—		7,232

Total non-interest expense	29,558	(1,545)		28,013	4,297	510	(10)	32,820

Income (loss) before income taxes	1,561	1,714		3,275	649	131		4,055
Income tax expense/(benefit)	632	743	(11)	1,375	202	126	(11)	1,703

Net income (loss)	$929	$970		$1,899	$447	$5		$2,352

Preferred stock dividends and discount accretion	288			288	25	—		313

Net income (loss) available to common shareholders	$641	$970		$1,611	$422	$5		$2,039

Basic earnings (loss) per share	$0.05			$0.13	$0.11			$0.14

Diluted earnings (loss) per share	$0.05			$0.13	$0.11			$0.14

Weighted average common shares outstanding—basic	11,965,478	—		11,965,478	3,872,801	(1,759,724)	(12)	14,078,555
Weighted average common shares outstanding—diluted	11,967,981	—		11,967,981	3,979,360	(1,857,433)	(12)	14,089,908

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve-month period ended December 31, 2012

(In thousands of dollars except share and per share data)

					Beach Merger				Gateway Merger				PBOC Merger
	BANC Historical	Pro Forma Branch Sale Adjust- ments		Pro Forma BANC	Beach Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC & Beach	Gateway Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach & Gateway	PBOC Merger Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach, Gateway & PBOC
Interest income
Loans, including fees	$51,942	$—		$51,942	$7,193	$454	(5)	$59,589	$4,248	621	(5)	$64,457	$13,616	2,244	(5)	$80,317
Securities and other	3,089	—		3,089	152	(15)	(5)	3,226	84	—		$3,310	5,885	—	(5)	$9,195

Total interest income	55,031	—		55,031	7,345	439		62,815	4,332	621		67,767	19,501	2,244		89,512
Interest expense
Deposits	5,960	(2,450)	(1)	3,510	869	(96)	(5)	4,283	721	(127)	(5)	4,877	1,617	(305)	(5)	6,189
Borrowings	2,519	2,012	(2)	4,531	0	—		4,531	0	—		4,531	112	—		4,643

Total interest expense	8,479	(438)		8,041	869	(96)		8,814	721	(127)		9,408	1,729	(305)		10,832

Net interest income before provision for loan and lease losses	46,552	438		46,990	6,476	535		54,001	3,611	748		58,359	17,772	2,549		78,680
Provision for loan and lease losses	5,500	—		5,500	850	—	(6)	6,350	—	—	(6)	6,350	1,367	—	(6)	7,717

Net interest income after provision for loan and lease losses	41,052	438		41,490	5,626	535		47,651	3,611	748		52,009	16,405	2,549		70,963
Non-interest income:
Customer service charges, fee and other	1,883	(539)	(3)	1,344	315	—		1,659	174	—		1,833	219	—		2,052
Loan servicing, net	92	—		92	258	—		350	(32)	—		318		—		318
Mortgage Banking Revenues	21,310	—		21,310	715	—		22,025	28,492	—		50,517		—		50,517
Net gain (loss) on sale of securities available for sale	(83)	—		(83)	—	—		(83)	—	—		(83)	1,886	—		1,803
Other	13,417	—		13,417	—	—		13,417	4	(11,627)	(24)	1,794	181	—		1,975

Total non-interest income	36,619	(539)		36,080	1,288	—	(7)	37,368	28,638	(11,627)	(7)	54,379	2,286	—	(7)	56,665
Non-interest expense:
Salaries and benefits	41,891	(2,913)	(4)	38,978	3,452	—		42,430	17,978	—		60,408	10,632	—		71,040
Occupancy and equipment expense	7,902	(948)	(4)	6,954	539	81	(8)	7,574	1,997	(57)	(8)	9,515	1,766	—		11,281
OREO expense	239	—		239	(5)	—		234	—	—		234	—	—		234
Amortization of core deposit and other intangibles	696	—		696	—	589	(9)	1,285	—	183	(9)	1,468	—	2,451	(9)	3,919
Other	20,832	(2,170)	(4)	18,662	2,334			20,996	7,608			28,604	3,879	—		32,483

Total non-interest expense	71,560	(6,030)		65,530	6,320	670	(10)	72,520	27,583	126	(10)	100,229	16,277	2,451	(10)	118,957

					Beach Merger				Gateway Merger				PBOC Merger
	BANC Historical	Pro Forma Branch Sale Adjust- ments		Pro Forma BANC	Beach Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC & Beach	Gateway Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach & Gateway	PBOC Merger Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach, Gateway & PBOC
Income (loss) before income taxes	6,111	5,929		12,040	594	(135)		12,499	4,666	(11,006)		6,159	2,414	98		8,671
Income tax expense/(benefit)	115	4,942	(11)	5,057	—	193	(11)	5,250	512	(3,175)	(11)	2,587	175	880	(11)	3,642

Net income (loss)	$5,996	$987		$6,983	$594	$(328)		$7,249	$4,154	$(7,831)		$3,572	$2,239	$(782)		$5,029

Preferred stock dividends and discount accretion	1,359	—		1,359	193	—		1,552	—	—		1,552	100	—		1,652

Net income (loss) available to common shareholders	$4,637	$987		$5,624	$401	$(328)		$5,697	4,154	$(7,831)		$2,020	2,139	$(782)		$3,377

Basic earnings (loss) per share	$0.40			$0.48	$0.10			$0.49	$415.46			$0.17	$0.56			$0.24

Diluted earnings (loss) per share	$0.40			$0.48	$0.09			$0.49	$415.46			$0.17	$0.54			$0.24

Weighted average common shares outstanding—basic	11,703,331			11,703,331	4,084,978	(4,084,978)	(12)	11,703,331	9,999	(9,999)	(12)	11,703,331	3,843,057	(1,759,724)	(12)	13,786,664
Weighted average common shares outstanding—diluted	11,712,507			11,712,507	4,249,402	(4,249,402)	(12)	11,712,507	9,999	(9,999)	(12)	11,712,507	3,940,766	(1,857,433)	(12)	13,795,840

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

Note A—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First PacTrust resulting from the completed Beach and Gateway acquisitions, which closed July 1, 2012 and August 17, 2012, respectively, and the pending PBOC acquisition, in each case under the acquisition method of accounting, and the pending Branch Sale. Under the acquisition method of accounting, the assets and liabilities of Beach and Gateway were, and the assets and liabilities of PBOC will be, recorded by First PacTrust at their respective fair values as of the date each transaction was or is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, the pro forma impact of our pending Branch Sale and the historical financial information of PBOC as of March 31, 2013, and assumes that our pending acquisition of PBOC and our pending Branch Sale were completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the three-month period ended March 31, 2013 and for the twelve-month period ended December 31, 2012 give effect to the completed Beach acquisition, the completed Gateway acquisition, the pending PBOC acquisition and the pending Branch Sale as if all such transactions had been completed on January 1, 2012.

Since the Beach and Gateway acquisitions and the pending PBOC acquisition are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to First PacTrust’s balance sheet. In addition, certain nonrecurring costs associated with the completed Beach acquisition, the completed Gateway acquisition and the pending PBOC acquisition, such as potential severance, professional fees, legal fees and conversion-related expenditures, are expensed as incurred and not reflected in the unaudited pro forma combined condensed consolidated statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan and lease losses and the allowance for loan and lease losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the three-month period ended March 31, 2013 and for the twelve-month period ended December 31, 2012, First PacTrust assumed no adjustments to the historical amount of Gateway’s, Beach’s or PBOC’s provision for loan losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of Beach’s, Gateway’s or PBOC’s provision for loan losses presented.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of PBOC are in the process of being reviewed in detail by First PacTrust. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

In connection with the pending PBOC acquisition and the recently completed Beach acquisition, the plan to integrate the operations of PBOC, Beach and PacTrust is still being developed. In connection with the Gateway acquisition, the retail branch operations, commercial lending activities and mortgage banking operations of Gateway’s subsidiary bank, Gateway Business Bank, have been integrated into PacTrust. The specific details of the plan to integrate the operations of PBOC, Beach and PacTrust will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where First PacTrust may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment and reassessing a possible deferred tax asset valuation allowance from a potential change in control for tax purposes. First PacTrust also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions. No such costs were considered in the accompanying unaudited pro forma combined condensed consolidated statements of operations.

Note D—Estimated Annual Cost Savings

First PacTrust expects to realize cost savings from the completed Beach acquisition, the completed Gateway acquisition and the completion of the pending PBOC acquisition. These cost savings are not reflected in the unaudited pro forma combined condensed consolidated financial information and there can be no assurance they will be achieved in the amount, manner or timing currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1) Interest expense reduction related to deposits held at sold branches.

(2) Additional interest expense incurred as a result of replacing deposits held at sold branches with advances from the Federal Home Loan Bank.

(3) Loss of fee income associated with deposits held at sold branches.

(4) Reduction in staffing, occupancy, FDIC insurance and other noninterest expenses items associated with sold branches.

(5) The amortization/accretion of fair value adjustments related to loans, investment securities, deposits and servicing rights over the estimated lives of the related asset or liability.

(6) Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of lifetime credit losses.

(7) Noninterest income does not reflect revenue enhancement opportunities.

(8) Amortization/accretion of fair value adjustments related to premises and equipment and operating leases.

(9) Amortization of core deposit intangibles over five years for Gateway, six years for Beach and an estimate of seven years for PBOC on an accelerated basis, and amortization of trade name intangibles over 20 years for Gateway and one year for Beach on an accelerated basis.

(10) Noninterest expenses do not reflect anticipated cost savings.

(11) Reflects the tax impact of the pro forma merger adjustments to the historical combined results of First PacTrust at a marginal income tax rate of 42%.

(12) Adjustment reflects the elimination of Beach, Gateway and PBOC’s weighted average shares outstanding and the issuance of 2,083,333 shares in the acquisition of PBOC.

(13) Adjustment reflects the elimination of net book value of fixed assets located at sold branches.

(14) Adjustment reflects elimination of deposits held at sold branches.

(15) Adjustment represents replacement of deposits held at sold branches with advances from the Federal Home Loan Bank.

(16) Payment for cash consideration of $26.923 million to PBOC shareholders is funded from cash and due from banks.

(17) $11.288 million adjustment made to reflect the preliminary estimated market value of PBOC’s loans, which includes an estimate of lifetime credit losses; loans include net deferred costs and unearned discounts.

(18) $6.857 million purchase accounting reversal of PBOC’s allowance for loan losses, which cannot be carried over.

(19) Includes a $1.352 million net deferred tax liability based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities. Adjustment is shown as a reduction of the consolidated net deferred tax asset.

(20) Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the value of the consideration paid to PBOC shareholders. The excess of the value of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (in thousands of dollars, except share and per share data):

Calculation of Pro Forma Goodwill for PBOC (In thousands of dollars except share data)	March 31, 2013
First PacTrust shares to be issued to PBOC shareholders	2,083,333

Value of stock consideration paid to PBOC shareholders, based on $12.00 per First PacTrust common share	$25,000
Cash payment to PBOC shareholders	26,923

Total pro forma consideration paid	$51,923

Carrying value of PBOC net assets at March 31, 2013	$52,238
less: PBOC SBLF Preferred Stock	10,000

Carrying value of PBOC net assets attributable to common shareholders at March 31, 2013	$42,238
Fair value adjustments (debit / (credit)):
Loans, net	(4,431)
Core deposit intangible	8,564
Certificates of deposit	(914)
Deferred tax effect of adjustments (42%)	(1,352)

Total fair value adjustments	1,867

Fair value of net assets acquired on March 31, 2013	$44,105

Excess of consideration paid over fair value of net assets acquired (Goodwill)	$7,818

(21) Includes $8.564 million purchase accounting adjustment in recognition of the fair value of core deposit intangibles asset, which is 1.75% of core deposit liabilities, excluding certificates of deposit.

(22) $914 thousand adjustment made to reflect the estimated market value premium of PBOC’s certificates of deposits of 1.0%.

(23) Purchase accounting reversal of PBOC’s $42.238 million common equity accounts, net of additional $10.0 million of preferred stock. Adjustment made to include the value of the shares issued to PBOC shareholders totaling $25.0 million.

(24) Reversal of $11.627 million bargain purchase gain from Gateway acquisition included in First PacTrust historical net income for the twelve-month period ended December 31, 2012.

CAPITALIZATION

The following table shows our historical capitalization as of March 31, 2013:

•	on an actual basis;

•

as adjusted to give effect to (1) the proceeds of $29,484,000 from the shares of voting common stock offered hereby, net of underwriting discounts and commissions, assuming the underwriters do not exercise their option to purchase additional shares of our voting common stock, (2) the proceeds of $14,399,998 from the shares of voting common stock offered in the Direct Offering, net of placement agent fees and (3) the proceeds from our offering of depositary shares representing interests in our Series C Preferred Stock, which closed on June 12, 2013, net of underwriting discounts and commissions, assuming the underwriters of that offering exercise their option to purchase an additional 210,000 depositary shares; and

•

on a pro forma basis to further give effect to the pending acquisition of PBOC and the pending Branch Sale as described under “Unaudited Pro Forma Combined Condensed Consolidated Financial Information.”

You should read this table in connection with “Use of Proceeds” above, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 28, 2013, as amended on Form 10-K/A, filed on April 30, 2013, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 10, 2013, and the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2013 (In thousands of dollars)
	Actual	As Adjusted	Pro forma
Short-term debt
FHLB advances	$35,000	$35,000	$548,787

Total short term debt	35,000	35,000	548,787
Long-term debt
FHLB advances	15,000	15,000	15,000
Senior notes due 2020, net of $2.719 million discount	82,031	82,031	82,031
Secured Borrowings	1,157	1,157	1,157

Total long term debt	98,188	98,188	98,188
Stockholder’s equity
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, 32,000 shares issued and outstanding at March 31, 2013 (72,250 shares outstanding, as adjusted, and 82,250 shares outstanding, pro forma)	31,934	70,916	80,916
Common stock, $0.01 par value per share, 196,863,844 shares authorized, 12,024,303 shares issued and 10,583,290 shares outstanding at March 31, 2013 (14,137,136 shares outstanding, as adjusted, and 16,220,469 shares outstanding, pro forma)	120	156	176
Class B non-voting non-convertible common stock, $0.01 par value per share, 3,136,156 shares authorized, 1,112,188 shares issued and outstanding at March 31, 2013	11	11	11
Additional paid-in capital	155,139	198,987	223,987
Retained earnings	25,755	25,755	25,755
Treasury stock, at cost (March 31, 2013: 1,171,013 shares)	(25,850)	(25,850)	(25,850)
Accumulated other comprehensive income, net	1,189	1,189	1,189

Total shareholders’ equity	188,298	271,164	306,185

Total capitalization	$321,486	$404,352	$953,160

DESCRIPTION OF CAPITAL STOCK

A description of certain of the terms and provisions of our capital stock, our charter and bylaws and Maryland law that could affect the holders of our voting common stock is set forth in the accompanying prospectus under “Description of Common Stock and Preferred Stock.” Subsequent to the date of the accompanying prospectus, we took several actions that affect the description of our common stock set forth in such section of the accompanying prospectus.

Authorized Capital Stock. In March 2011, we amended our charter to increase the number of shares of common stock we are authorized to issue from 20,000,000 to 200,000,000 and the number of shares of preferred stock we are authorized to issue from 5,000,000 to 50,000,000. In May 2011, in connection with the adoption of our dividend reinvestment plan, our board of directors approved the designation of an additional 300,000 of the authorized shares of our common stock as Class B non-voting non-convertible common stock, bringing the total number of authorized shares with that designation to 3,136,156.

Preferred Stock. In December 2010, we repurchased all of the outstanding shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued to the United States Department of Treasury pursuant to the TARP Capital Purchase Program, and none of those shares remain outstanding. In January 2011, we repurchased the warrant issued to the United States Department of Treasury pursuant to the TARP Capital Purchase Program. In August 2011, we issued 32,000 shares of our Series A Preferred Stock (designated as Senior Non-Cumulative Perpetual Preferred Stock, Series A) as part of the SBLF program of the United States Department of Treasury. If the PBOC merger is completed, each of the 10,000 shares of preferred stock issued by PBOC as part of the SBLF program will be converted automatically into one substantially identical share of our preferred stock to be designated as the Senior Non-Cumulative Perpetual Preferred Stock, Series B, or Series B Preferred Stock. On June 12, 2013, we issued 35,000 shares of our Series C Preferred Stock. We will issue an additional 5,250 shares of Series C Preferred Stock if the underwriters of the offering of the related depositary shares exercise their overallotment option in full.

The rights, preferences and privileges of the holders of our voting common stock are subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock (if and when issued) and the Series C Preferred Stock, and of the holders of the shares of any series of preferred stock that we may issue in the future.

Calling of Special Meetings of Shareholders. In July 2012, we amended our bylaws to enable our Chief Executive Officer to call a special meeting of shareholders, subject to the rights of the holders of any class or series of our preferred stock. Our bylaws also provide that special meetings of shareholders may be called by our President or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies), in each case subject to the rights of the holders of any class or series of our preferred stock. In addition, our bylaws provide that a special meeting of shareholders shall be called on the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our voting common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our voting common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, or any other corporation treated as such;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons”, as defined under the Code, have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our voting common stock as part of a straddle, hedge, conversion transaction or other integrated investment and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our voting common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our voting common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR VOTING COMMON STOCK. PROSPECTIVE HOLDERS OF OUR VOTING COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR VOTING COMMON STOCK.

Dividends

In general, the gross amount of any distribution we make to a non-U.S. holder with respect to its shares of voting common stock will be subject to U.S. withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of voting common stock and then, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of voting common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of Voting Common Stock”.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Voting Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of voting common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our voting common stock, and the non-U.S. holder has held, at any time during said period, more than 5% of the class of our stock being sold.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our voting common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses. We believe that we are not and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under the Foreign Account Tax Compliance Act and related administrative guidance (“FATCA”), a United States federal withholding tax of 30% generally will be imposed on certain payments made after December 31, 2013 to a “foreign financial institution” (as defined under FATCA) unless (a) such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and certain other requirements are met; or (b) complies with the terms of an applicable intergovernmental agreement to implement FATCA (“IGA”), which IGA has waived the requirement to enter into the type of agreement specified in (a), and registers its status as compliant with such IGA with the U.S. government. Under FATCA, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made after December 31, 2013 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. These withholding taxes would be imposed on dividends paid with respect to our voting common stock after December 31, 2013, and on gross proceeds from sales or other dispositions of our voting common stock after December 31, 2016, in each case, to foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our voting common stock) that fail to satisfy the above requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our voting common stock.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our voting common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our voting common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of voting common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of voting common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

The foregoing discussion does not address all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their acquisition, ownership and disposition of our voting common stock, including the application and effect of state and local, and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold our voting common stock should consider whether an investment in our voting common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, referred to herein as ERISA, or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (each referred to herein as a Plan, and, collectively, referred to herein as the Plans) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, referred to herein as Similar Laws.

The acquisition or holding of our voting common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless our voting common stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, our voting common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, which we refer to as a PTCE, such as PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers) issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of voting common stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Each purchaser or holder of our voting common stock or any interest therein, and each person making the decision to purchase or hold our voting common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in our voting common stock to the date on which the purchaser or holder disposes of its interest in our voting common stock, by its purchase or holding of our voting common stock or any interest therein that (a) its purchase and holding of our voting common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of our voting common stock is made on behalf of or with “plan assets” of a Plan, then (i) its acquisition and holding of our voting common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of our voting common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of our voting common stock or any interest therein. Each purchaser and holder of our voting common stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of our voting common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our voting common stock or any interest therein on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment as well as the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares of our voting common stock being offered hereby. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of our voting common stock indicated in the following table.

Underwriters	Number of shares
Raymond James & Associates, Inc.	1,548,000
D.A. Davidson & Co.	360,000
Sandler O’Neill & Partners, L.P	264,000
Wunderlich Securities, Inc.	180,000
FIG Partners, LLC	48,000

Total	2,400,000

The underwriters are committed to take and pay for all of the shares of our voting common stock being offered, if any are taken. The underwriting agreement provides that the obligations of the underwriters to purchase the shares of our voting common stock are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have granted the underwriters the right to purchase up to an additional 360,000 shares of our voting common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. The underwriters may exercise this option solely to cover any overallotments. To the extent the option is exercised, each underwriter must purchase a number of additional shares of our voting common stock approximately proportionate to that underwriter’s initial purchase commitment.

The underwriting fee is equal to the public offering price per share of our voting common stock less the amount paid by the underwriters to us per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our voting common stock.

	No Exercise	Full Exercise(1)
Per Share	$0.715	$0.715
Total	$1,716,000	$1,973,400

(1)	Reflects full exercise of the underwriters’ option to purchase additional shares of our voting common stock.

Shares of our voting common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares of our voting common stock sold by the underwriters to securities dealers may be sold at a discount of up to $0.429 per share from the initial public offering price. After the initial offering of the shares of our voting common stock, Raymond James & Associates, Inc., as the representative of the underwriters, may change the offering price and the other selling terms. The offering of the shares of our voting common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and certain of our executive officers and directors have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including 90 days after the date of this prospectus supplement, and without the prior written consent of Raymond James & Associates, Inc., not to (i) issue (solely in our case), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, (iii) in our case, file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock and, in the case of our executive officers and directors and certain of our existing shareholders, make any demand for or exercise any right with respect to or cause to be filed a registration statement, including any amendments to a registration statement, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours, other than a Registration Statement on Form S-8, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in shares of our common stock or (v) publicly announce an intention to effect any transaction specified in clause (i), (ii), (iii) or (iv). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. We are required to promptly notify Raymond James & Associates, Inc. of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

In our case, the restrictions described above do not apply to any of the following (including any public announcement of any of the following or of intent to do any of the following): (i) the shares of voting common stock to be sold by us in this offering, (ii) the issuance by us of shares of common stock, options to purchase shares of common stock and other equity-based incentive awards pursuant to stock option and other equity compensation plans described in this prospectus and the documents incorporated by reference, as those plans are in effect on the date of the underwriting agreement as well as pursuant to our proposed 2013 Omnibus Stock Incentive Plan, referred to herein as the 2013 Omnibus Plan, if approved at our annual meeting of shareholders scheduled to be held on July 16, 2013, (iii) the issuance by us of shares of common stock upon the exercise of stock options or warrants that are described in this prospectus and the documents incorporated by reference and that are outstanding on the date of the underwriting agreement and the issuance by us of shares of common stock under stock options and other equity-based incentive awards issued after the date of the underwriting agreement under stock option and other equity compensation plans referred to in clause (ii) of this sentence, as those plans are in effect on the date of the underwriting agreement, or under the 2013 Omnibus Plan if approved by our shareholders, (iv) the sale of shares of common stock to employees, directors, agents or consultants by us pursuant to an employee stock purchase plan (or the filing of a registration statement on Form S-8 to register shares of common stock issuable under such plans or any other employee or director plan or arrangement), (v) the issuance by us of shares of common stock upon the exercise of a warrant or the conversion of any other security outstanding on the date of the underwriting agreement of which Raymond James & Associates, Inc. has been advised in writing, (vi) the issuance by us of common stock pursuant to our dividend reinvestment plan, (vii) the issuance by us of shares of voting common stock in exchange for shares of non-voting common stock pursuant to the Exchange Agreement between SHOP V Fund and us, (vii) the issuance by us of common stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction or the filing of a registration statement with the SEC relating to such issuance or (viii) the issuance by us of common stock pursuant to the Direct Offering.

In the case of certain of our executive officers and directors, the restrictions described above do not apply to (i) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or made voluntarily in connection with subsequent sales of common stock or other securities acquired in such open market transactions, (ii) transfers of shares of common stock or any security convertible into common stock as a bona fide gift, (iii) transfers by will or intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) transfers of shares of common stock or any security convertible into common stock to any corporation, partnership, trust or other entity owned or existing for the direct or indirect benefit of the transferor or a member of his or her immediate family (meaning any relationship by blood, marriage or adoption, not more remote than first cousin), (v) transfers pursuant to the exercise by an executive officer or director of stock options or vesting of outstanding restricted stock awards that have been granted by us prior to, and are outstanding as of, the date of the underwriting agreement (or that are granted after the date of the underwriting agreement pursuant to a plan or arrangement that is in place prior to the date of the underwriting agreement or pursuant to the 2013 Omnibus Plan if approved by our shareholders), by net share settlement (including with respect to the surrender or forfeiture of common stock to satisfy tax withholding obligations) or where the common stock received upon any such exercise or vesting is held by the executive officer or director, individually or as a fiduciary, in accordance with the terms of the lock-up agreement, (vi) sales or other dispositions pursuant to a pledge in effect on the date of the underwriting agreement of common stock or securities convertible into, or exchangeable or exercisable for, common stock, as security for a margin account pursuant to the terms of such account or other similar pledge arrangement, (vii) sales of shares of common stock pursuant to any contract, instruction or plan in effect on the date of the underwriting agreement that satisfies the requirements of Rule 10b5-1(c)(1)(B) under the Exchange Act (referred to herein as a 10b5-1 Plan) or the establishment of a 10b5-1 Plan after the date of the underwriting agreement, provided that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, may be made pursuant to the newly established 10b5-1 Plan prior to the expiration of the restricted period or (viii) transactions effected with the prior written consent of Raymond James & Associates, Inc.

Certain of our directors and executive officers may purchase shares of our voting common stock in the open market.

In connection with the offering, the underwriters may purchase and sell shares of our voting common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of our voting common stock than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must close out any short position by purchasing shares of our voting common stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our voting common stock in the open market after pricing that could affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our voting common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares of our voting common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of our voting common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the shares of our voting common stock. As a result, the price of the shares of our voting common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ Global Market, in the over-the-counter market or otherwise.

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC.”

Certain expenses associated with the offering, excluding underwriting discount and commissions, are estimated to be approximately $350,000 and will be paid by us.

We expect that delivery of the shares of our voting common stock being offered hereby will be made to investors on or about June 26, 2013, which will be the third business day following the date of this prospectus supplement.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

FIG Partners, LLC is acting as placement agent for the Direct Offering and will receive a cash fee payable immediately upon the closing of the Direct Offering equal to 4.0% of the aggregate gross proceeds raised in the Direct Offering. The Chairman of our Board of Directors, Timothy R. Chrisman, serves as a Senior Advisor to FIG Partners, LLC.

D.A. Davidson & Co. acted as lead manager, and Wunderlich Securities, Inc., Sandler O’Neill & Partners, L.P. and FIG Partners, LLC acted as co-managers for our offering of 1,400,000 depositary shares, each representing a 1/40th interest in a share of our Series C Preferred Stock, which offering closed on June 12, 2013 (and any future exercise of the overallotment option in connection with such offering). Sandler O’Neill & Partners, L.P. acted as sole-book-running manager, D.A. Davidson & Co., and Wunderlich Securities, Inc. acted as co-lead managers and FIG Partners, LLC acted as co-manager for our offering of $33,000,000 aggregate principal amount of 7.50% Senior Notes due April 15, 2020, which offering closed on April 23, 2012. Additionally,

Raymond James & Associates, Inc. acted as a joint book-running manager, D.A. Davidson & Co. acted as lead manager and Wunderlich Securities, Inc. acted as a co-manager for our offering of $45,000,000 aggregate principal amount of 7.50% Senior Notes due April 15, 2020, which offering closed on December 6, 2012 (and the exercise of the overallotment option in connection with such offering).

Wunderlich Securities, Inc. acted as our financial advisor in connection with our acquisition of Beach. Wunderlich Securities, Inc. delivered a fairness opinion in connection with the execution of the merger agreement for the transaction.

D.A. Davidson & Co. acted as our financial advisor in connection with our acquisition of Gateway.

D.A. Davidson & Co., FIG Partners, LLC and Wunderlich Securities, Inc. also acted as co-managers for our offering of 1,583,641 shares of our common stock at a price to the public of $15.50 per share which closed on June 28, 2011 (and the exercise of the overallotment option in connection with such offering).

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the voting common stock we are offering will be passed upon for us by Silver, Freedman & Taff, L.L.P. Certain legal matters relating to the law of the State of California will be passed upon for us by John C. Grosvenor, Executive Vice President and General Counsel of First PacTrust, and certain other legal matters will be passed upon for us by Wachtell, Lipton, Rosen & Katz. In addition, certain legal matters will be passed upon for the underwriters by Hogan Lovells US LLP, Washington D.C.

EXPERTS

The consolidated financial statements of First PacTrust Bancorp, Inc. as of December 31, 2012 and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of First PacTrust Bancorp, Inc. as of December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Beach as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gateway and its subsidiary, Gateway Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, independent auditor, and upon the authority of said firm as experts in auditing and accounting. Squar Milner’s aforementioned audit report, dated March 30, 2012, expressed an unqualified opinion on such financial statements, and included an explanatory paragraph describing a December 2009 supervisory agreement, or Consent Order, executed by Gateway Business Bank whereby management agreed (with both the FDIC and the California Department of Financial Institutions) to implement certain policies and procedures designed to enhance the safety and soundness of Gateway Business Bank. On August 17, 2012, upon the merger of Gateway Business Bank with and into PacTrust in connection with First PacTrust’s acquisition of Gateway, the Consent Order was terminated.

The financial statements of PBOC as of December 31, 2012 and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of McGladrey LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of PBOC as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$250,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our voting common stock is traded on the NASDAQ Global Market under the symbol “FPTB.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 11 of this prospectus and in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2010

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount for all offerings of $250,000,000. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

All references in this prospectus to “we,” “us,” “our” or similar references mean First PacTrust Bancorp, Inc. and its consolidated subsidiaries and all references in this prospectus to “First PacTrust Bancorp” mean First PacTrust Bancorp, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “Pacific Trust Bank” in this prospectus, we mean our subsidiary, Pacific Trust Bank, which is a federal savings bank. We sometimes refer to Pacific Trust Bank as the “Bank.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K (including the portions of our definitive proxy statement on Schedule 14A filed on March 22, 2010 and incorporated therein by reference)	For the year ended December 31, 2009

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010

• Current Reports on Form 8-K	Filed on February 10, 2010, February 24, 2010, April 8, 2010, April 23, 2010, May 26, 2010, July 27, 2010, September 1, 2010, October 26, 2010, October 28, 2010, November 1, 2010, November 3, 2010 (as amended on Form 8-K/A filed on November 16, 2010), November 4, 2010 (as amended on Form 8-K/A filed on November 4, 2010), November 5, 2010 and November 19, 2010

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 8-A filed on May 8, 2002, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First PacTrust Bancorp, Inc.

Attention: Investor Relations

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

In addition, we maintain a corporate website, www.firstpactrustbancorp.com. We make available, through our website (by clicking “About Us” and then “Investor Relations Information”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets;

•	our ability to implement our acquisition strategy and the applicability of the Federal Deposit Insurance Corporation (“FDIC”) Statement of Policy on Qualifications for Failed Bank Acquisitions to us;

•

the credit risks of lending activities, which may be affected by further deterioration in the real estate market, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our loan loss reserves;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•

results of examinations of us by the Office of Thrift Supervision (the “OTS”) or by other regulatory authorities, including our compliance with the memorandum of understanding to which we are currently subject and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•

our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any related goodwill charges;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•

other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus, the accompanying prospectus supplement and the incorporated documents.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $250,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of focused on or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FIRST PACTRUST BANCORP, INC.

First PacTrust Bancorp, Inc. is a savings and loan holding company incorporated in the State of Maryland. We are primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned subsidiary, Pacific Trust Bank, a federal savings bank. We are a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. We are headquartered in Chula Vista, California, a suburb of San Diego, California, and currently have nine banking offices primarily serving San Diego and Riverside Counties in California. We recently announced our agreement to acquire a bank branch building in La Jolla, California from the FDIC, which we expect to open in the first quarter of 2011, subject to regulatory approval.

Our principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one-to four-family residences and a variety of consumer loans. We also originate loans secured by multi-family and commercial real estate and, to a limited extent, commercial business loans. First PacTrust Bancorp is currently subject to regulation by the OTS and the Bank is subject to regulation by the OTS and the FDIC. As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), on July 21, 2011 (unless extended for up to six months), the responsibility and authority of the OTS to regulate savings and loan holding companies, including First PacTrust Bancorp, will be transferred to the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the responsibility and authority of the OTS to regulate federal savings banks, including Pacific Trust Bank, will be transferred to the Office of the Comptroller of the Currency (the “OCC”).

As of September 30, 2010, we had total consolidated assets of $862.7 million, total net loans of $689.1 million, total deposits of $684.8 million and total stockholders’ equity of $98.9 million. On November 1, 2010, we substantially increased our stockholders’ equity by selling shares of common stock in a private placement to select institutional and other accredited investors, providing us with aggregate gross proceeds of $60.0 million. The primary purpose of the private placement was to enable us to repurchase all of the $19.3 million of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), that we issued to the U.S. Department of the Treasury (the “U.S. Treasury”) on November 21, 2008 pursuant to the TARP Capital Purchase Program and to pursue organic growth and strategic opportunities in our target markets, including acquisitions. Subject to approval of the U.S. Treasury and the OTS, we expect to complete the repurchase of the Series A Preferred Stock in the fourth quarter of 2010 and also plan to negotiate with the U.S. Treasury for the repurchase of the ten-year warrant to purchase 280,795 shares of Common Stock at an exercise price of $10.31 per share that we issued to the U.S. Treasury on November 21, 2008.

Our common stock is traded on the NASDAQ Global Market under the ticker symbol “FPTB.” Our principal executive offices are located at 610 Bay Boulevard, Chula Vista, California 91910. Our telephone number is (619) 691-1519.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT

Our historical consolidated ratios of earnings to fixed charges and preferred stock dividend requirement for the periods indicated, both including and excluding interest on deposits, are set forth in the table below. The ratio of earnings to fixed charges and preferred stock dividend requirement is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) the sum of total fixed charges and (pre-tax) preferred stock dividend requirement. For purposes of computing these ratios, fixed charges excluding interest on deposits represents interest expense on Federal Home Loan Bank advances and other borrowed funds and fixed charges including interest on deposits represents all interest expense.

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement

Excluding interest on deposits	1.81x	0.77x	0.47x	0.63x	1.68x	1.95x	2.56x

Including interest on deposits	1.22x	0.93x	0.84x	0.91x	1.12x	1.26x	1.44x

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal subsidiary, Pacific Trust Bank, is a federally-chartered stock savings bank and is currently subject to regulation and supervision by the OTS and by the FDIC. As the holding company for First Federal, we are a savings and loan holding company currently subject to regulation and supervision by the OTS. As noted above, a result of the Dodd-Frank Act, on July 21, 2011 (unless extended for up to six months), the Bank’s primary regulatory authority will change from the OTS to the OCC and First PacTrust Bancorp’s regulatory authority will change from the OTS to the Federal Reserve Board.

Dividends, loans and advances from Pacific Trust Bank are restricted by certain laws and regulations. The FDIC and the OTS can limit the Bank’s payment of dividends based on, among other factors, the maintenance of adequate capital.

In addition, there are various statutory and regulatory limitations on the extent to which the Bank can finance First PacTrust Bancorp or otherwise transfer funds or assets to First PacTrust Bancorp, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving the Bank and First PacTrust Bancorp are limited in amount to 10% of the Bank’s capital and surplus and, with respect to First PacTrust Bancorp and any nonbanking subsidiaries, to an aggregate of 20% of the Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework currently applicable to savings and loan holding companies and their subsidiaries, and specific information relevant to us, you should refer to our most recent Annual Report on Form 10-K and the subsequent quarterly and current reports filed by us with the SEC pursuant to the Exchange Act, which are incorporated by reference in this prospectus. As described in these reports, the recently enacted Dodd-Frank Act will result in certain changes to the regulation of savings and loan holding companies and their subsidiaries. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds rather than for the protection of security holders.

Changes to the laws and regulations applicable to us or our subsidiaries can affect the operating environment of savings and loan holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities.  Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities.  Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior indebtedness, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior indebtedness.

Holding Company Structure.  The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary, Pacific Trust Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Pacific Trust Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Pacific Trust Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of Pacific Trust Bank and any other subsidiary. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency of First PacTrust Bancorp; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•

the indenture trustee has not received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, First PacTrust Bancorp and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to First PacTrust Bancorp;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent,

waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than First PacTrust Bancorp, is a corporation organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3) we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)        depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)        delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)        paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to First PacTrust Bancorp whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of First PacTrust Bancorp for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)	any debt (a) for money borrowed by First PacTrust Bancorp, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of First PacTrust Bancorp, or to secure the payment of revenue bonds issued for the benefit of First PacTrust Bancorp whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which First PacTrust Bancorp has guaranteed or for which it is otherwise liable;

(iii)	the obligation of First PacTrust Bancorp as lessee under any lease of property which is reflected on First PacTrust Bancorp’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of First PacTrust Bancorp to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of First PacTrust Bancorp and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of:

•	20,000,000 shares of common stock, par value $.01 per share; and

•	5,000,000 shares of preferred stock, par value $.01 per share.

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of November 12, 2010, there were 9,698,430 shares of common stock issued and outstanding, 8,662,274 of which were shares of common stock with full voting rights (the “Voting Common Stock”) and 1,036,156 of which were shares of Class B Non-Voting Common Stock, which have no voting rights except as required by law (the “Non-Voting Common Stock,” and together with the Voting Common Stock, the “common stock”). As of that date there were 19,300 shares of preferred stock issued and outstanding, all of which consisted of our Series A Preferred Stock.

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

General. Except as described below under “—Anti-takeover Effects –Voting Limitation,” each holder of Voting Common Stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Holders of Non-Voting Common Stock are not entitled to vote except as required by law. The terms of the Non-Voting Common Stock are otherwise identical to the terms of the Voting Common Stock. Of the 20,000,000 shares of common stock currently authorized under our charter, our board of directors has classified 2,836,156 as Non-Voting Common Stock.

Subject to preferences to which holders of the Series A Preferred Stock and any shares of preferred stock then outstanding may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock and the shares of any series of preferred stock that we may designate in the future.

Restrictions on Dividends and Repurchases Under Agreement with U.S. Treasury. The securities purchase agreement we entered into with the U.S. Treasury in connection with our issuance of the Series A Preferred Stock provides that prior to the earlier of (i) November 21, 2011 and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by Treasury to third parties, we may not, without the consent of the U.S. Treasury, (a) increase the cash dividend on our common stock above $.185 or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series A Preferred Stock. We plan to repurchase all of the Series A Preferred Stock in the fourth quarter of 2010, subject to approval by the U.S. Treasury and the OTS.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General.  Our charter permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our common stock or the Series A Preferred Stock (except as may be required under the terms of the Series A Preferred Stock (see “—Series A Preferred Stock-Voting Rights”) or as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects – Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series

A Preferred Stock, as described under “—Series A Preferred Stock.” You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank.  Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

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senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

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equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

The terms of the Series A Preferred Stock provide that we must obtain the approval of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock in order to amend our charter or the articles supplementary to our charter for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or payments upon our liquidation, dissolution or winding up. Dividends are payable quarterly on the Series A Preferred Stock at a rate of 5% per annum from the date of issuance through but excluding February 15, 2014 and at a rate of 9% per annum on and after February 15, 2014. The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends on the Series A Preferred Stock. See “—Series A Preferred Stock.”

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

Under regulations adopted by the OTS, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 10% or more of such series that is a company may then be subject to regulation as a savings and loan holding company. In addition, at such time as such series is deemed a class of voting securities, (a) any holder that is a bank holding company or savings and loan holding company may be required to file a notice with or obtain the approval of the Federal Reserve Board or the OTS to acquire or retain 5% or more of that series and (b) any person may be required to obtain the approval of the OTS to acquire or retain 10% or more of that series

Exchangeability.  We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Series A Preferred Stock

The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock, a copy of which is included in Exhibit 3.2 to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 19,300 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock to the U.S. Treasury on November 21, 2008 in connection with the TARP Capital Purchase Program for a purchase price of $19.3 million.

Dividend Rate. Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from November 21, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009.

Dividends on the Series A Preferred Stock will be cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

Priority of Dividends. So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First PacTrust Bancorp. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First PacTrust Bancorp, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First PacTrust Bancorp, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of First PacTrust Bancorp or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of First PacTrust Bancorp with another entity nor a sale, lease or exchange of all or substantially all of First PacTrust Bancorp’s assets will constitute a liquidation, dissolution or winding up of the affairs of First PacTrust Bancorp.

Redemption and Repurchases. Subject to the prior approval of the OTS, the Series A Preferred Stock is redeemable at our option in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A Preferred Stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the original issuance date (i.e., prior to February 15, 2012) only if (i) we have, or our successor following a business combination with another entity which also participated in the TARP Capital Purchase Program has, raised aggregate gross proceeds in one or more Qualified Equity Offerings of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A Preferred Stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings by us and any successor. The “Minimum Amount” means $4,825,000 plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to the U.S. Treasury. A “Qualified Equity Offering” is defined as the sale for cash by First PacTrust Bancorp. (or its successor) of preferred stock or common stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.

Subsequent to our issuance of the Series A Preferred Stock, on February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was enacted into law. Among other things, the ARRA provides that subject to consulting with the appropriate federal banking agency (the OTS in our case), the U.S. Treasury must permit repayment of funds provided under the TARP Capital Purchase Program without regard to whether the institution which received the funds has replaced the funds from any other source

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock. We plan to repurchase all of the shares of the Series A Preferred Stock in the fourth quarter of 2010, subject to the approvals of the U.S. Treasury and the OTS.

No Conversion Rights. Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights. The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Maryland law.

Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of First PacTrust Bancorp will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends”) upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

In addition to any other vote or consent required by Maryland law or by our charter, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

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amend our charter or the articles supplementary for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of First PacTrust Bancorp; or

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amend our charter or the articles supplementary for the Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of First PacTrust Bancorp with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which First PacTrust Bancorp is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred

Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

To the extent holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one vote for each share then held.

Anti-takeover Effects

The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our charter currently authorizes the issuance of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks control of us.

Voting Limitation. Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our charter. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Board of Directors. Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains one-third of the members of the board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Pursuant to our bylaws, the number of our directors is currently seven. Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Our charter further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods. See “—Series A Preferred Stock-Voting Rights.”

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may be called by our President or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of First PacTrust Bancorp require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of First PacTrust Bancorp or who is an affiliate of First PacTrust Bancorp and at any time within the past two years was a greater than 10% stockholder of First PacTrust Bancorp.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter.

Amendment of Charter and Bylaws. Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our Voting Common Stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: voting limitations on greater than 10% stockholders; the opt-out of the Maryland control share acquisition statute (see “—Voting Limitation” above); the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; indemnification of directors and officers; and amendments to the charter and bylaws.

Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If, however, the date of the current year annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal or nomination must be received by us no earlier than the 120th day prior to the annual meeting or later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public announcement of the meeting date is first made

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select and that has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor preferred stock depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

•	currencies; or

•	commodities.

The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between First PacTrust Bancorp and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of First PacTrust Bancorp in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by First PacTrust Bancorp, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of First PacTrust Bancorp as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of First PacTrust Bancorp, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Silver, Freedman & Taff, L.L.P., Washington, D.C.

EXPERTS

The consolidated financial statements of First PacTrust Bancorp, Inc. as of December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

2,400,000 Shares of Voting Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

RAYMOND JAMES

Lead Managers

D.A. DAVIDSON & CO.

SANDLER O’NEILL + PARTNERS, L.P.

Co-Managers

WUNDERLICH SECURITIES

FIG PARTNERS, LLC

June 21, 2013